UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024 (March 6, 2024)

INSPIRE VETERINARY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41792	85-4359258
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Lynnhaven Parkway, Suite 400 Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 734-5464

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	IVP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Consulting Agreement

On March 6, 2024, Inspire Veterinary Partners, Inc. (“Inspire” or the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Charles “Chuck” Keiser, DVM, an experienced professional of veterinary medicine and the business of veterinary medicine, and a former member of the board of directors of the Company, pursuant to which Inspire agreed to compensate Dr. Keiser for certain consulting services that he has provided to the Company relating to veterinary medicine business support and other related activities.

As consideration for Dr. Keiser’s consulting services to the Company, Inspire agreed to issue to Dr. Kesier $151,695.60 worth of restricted shares of Class A common stock of the Company, par value $0.0001 per share, which resulted in the issuance of 1,865,875 shares of Class A common stock based on the closing price of $0.0813 per share on the last trading day immediately prior to the date of the Consulting Agreement, as quoted on The Nasdaq Capital Market. The Consulting Agreement will terminate upon delivery of the shares to Dr. Keiser. The Consulting Agreement contains certain non-disclosure and confidentiality provisions applicable to Dr. Keiser for the benefit of the Company.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

General Release

On March 6, 2024, Inspire entered into a general release agreement (the “General Release Agreement”) with Kenneth Seth Lundquist, DVM, Charles “Chuck” Keiser, DVM, and Don I. Williamson, Jr. DVM, and the Estate of Gregory Armstrong (each, a “Releasor” and collectively, the “Releasors”), pursuant to which the Company agreed to issue to each Releasor $5,000 worth of restricted shares of Class A common stock of the Company, par value $0.0001 per share, which resulted in the issuance of 61,501 shares of Class A common stock to each Releasor, based on the closing price of $0.0813 per share on the last trading day immediately prior to the date of the General Release Agreement, as quoted on The Nasdaq Capital Market. As partial consideration for the issuance of the shares pursuant to the General Release Agreement, each Releasor agreed to release Inspire from all potential, pending, or alleged claims, issues or complaints, whether asserted or which could be asserted by the Releasors against the Company, including any such claims, issues or complaints arising from or in connection with Inspire’s previous acquisition from the Releasors of their ownership interest in Kauai Veterinary Clinic, Inc., located in Lihue, Hawaii, and associated real estate.

The foregoing description of the General Release Agreement is qualified in its entirety by reference to the General Release Agreement, a copy of which is attached hereto as Exhibit 10.2, and which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K under the captions “Consulting Agreement” and “General Release Agreement” is incorporated herein by reference into this Item 3.02.

Inspire issued the restricted shares of Class A common stock to Dr. Keiser as set forth in the Consulting Agreement, and to the Releasors as set forth in the General Release Agreement, pursuant to privately negotiated transactions exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended. Inspire did not receive any proceeds with respect to the issuance of the shares to Dr. Keiser or the Releasors.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Class A common stock of the Company or any other securities of the Company in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item. 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, dated March 6, 2024, between Inspire Veterinary Partners, Inc. and Charles “Chuck” Keiser, DVM
10.2	General Release Agreement, dated March 6, 2024, between Inspire Veterinary Partners, Inc. and the Releasors party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2024	INSPIRE VETERINARY PARTNERS, INC.

	By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	Chair, President and Chief Executive Officer

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